As filed with the Securities and Exchange Commission on February 24, 2000
                                                     Registration No. 333-___

===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                         ------------------------------

                                 DOTRONIX, INC.
             (Exact name of registrant as specified in its charter)


         Minnesota                                      41-1387074
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                              160 First Street S.E.
                       New Brighton, Minnesota 55112-7894
               (Address of principal executive offices) (Zip Code)

                    DOTRONIX, INC. 1999 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                    DOTRONIX, INC. 1999 NONEMPLOYEE DIRECTOR
                        STOCK OPTION AND STOCK GRANT PLAN
                            (Full title of the plan)


            Robert V. Kling                           Copy to:
        Chief Financial Officer                     James D. Alt
            Dotronix, Inc.                      Dorsey & Whitney LLP
        160 First Street, S.E.                 Pillsbury Center South
  New Brighton, Minnesota 55112-7894           220 South Sixth Street
(Name and address of agent for service)   Minneapolis, Minnesota 55402-1498


                                 (651) 633-1742
          (Telephone number, including area code, of agent for service)
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
Title of                                    Proposed                   Proposed
securities            Amount                maximum offering           maximum aggregate          Amount of
being registered      to be registered(1)   price per share (2)        offering price (2)         registration fee
-------------------------------------------------------------------------------------------------------------------
Common Stock
($0.05 par value)     350,000 shares        $ 0.5375                   $ 188,125                  $ 50
===================================================================================================================

(1) The number of shares being registered for each plan is as follows: 250,000 shares for the Dotronix, Inc. 1999 Stock Incentive Plan; and 100,000 shares for the Dotronix, Inc. 1999 Nonemployee Director Stock Option and Stock Grant Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (h) and (c), based upon the average of the high and low bid and asked prices of the Dotronix, Inc. common stock, as reported on the OTC Bulletin Board on February 17, 2000.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which have been filed by Dotronix, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

         (a) the Company's Annual Report on Form 10-KSB40/A for the fiscal year ended June 30, 1999, as filed December 1, 1999;

         (b) the Company's Quarterly Reports on Form 10-Q for the quarter ended September 30, 1999, as filed November 15, 1999;

         (c) the description of the Company's Common Stock, par value $0.05 per share, contained in Amendment No. 2 to the Company's Registration Statement on Form S-18, SEC File No. 2-71333C, and any amendment or report filed for the purpose of updating such description filed prior to the termination of the offering described herein.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of a director or, for a person not a director, in the official capacity of an officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

          Article X of the Bylaws of the Company provides that the Company shall indemnify officers and directors to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

          Article XI of the Company's Articles of Incorporation, as amended, provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for authorizing a dividend, stock repurchase or redemption or other distribution in violation of Minnesota law or for violation of certain provisions of Minnesota securities laws, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any act or omission occurring prior to the date when Article XI became effective.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

      4.1 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K, for the year ended June 30, 1988, (File No. 0-9996)).

      4.2 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended June 30, 1991).

      4.3 Specimen certificate representing the Company's Common stock (incorporated by reference to exhibit 3(a) to Amendment No. 2 to the Company's Registration Statement on Form S-18, File No. 2-71333C, filed May 14, 1981).

      5.1     Opinion of Dorsey & Whitney LLP regarding legality of securities.

      23.1    Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

      23.2    Consent of Deloitte & Touche LLP.

ITEM 9.  UNDERTAKINGS.

POST-EFFECTIVE AMENDMENTS.

          The undersigned registrant hereby undertakes to:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

          (2) For determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Brighton, State of Minnesota, on February 15, 2000.

                                             DOTRONIX, INC.
                                             By: /s/ William S. Sadler
                                                 ---------------------
                                                 William S. Sadler
                                                 President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 15, 2000.

                               SIGNATURE AND TITLE


/s/ William S. Sadler
--------------------------------------
William S. Sadler
President, Treasurer and Director
(principal executive officer)


/s/ Robert V. Kling
--------------------------------------
Robert V. Kling
Chief Financial Officer
(principal financial and accounting officer)


/s/ Ray L. Bergeson
--------------------------------------
Ray L. Bergeson
Director


/s/ Edward L. Zeman
--------------------------------------
Edward L. Zeman
Director


/s/ Robert J. Snow
--------------------------------------
Robert J. Snow
Director


/s/ L. Daniel Kuechenmeister
--------------------------------------
L. Daniel Kuechenmeister
Director

                                  EXHIBIT INDEX


4.1 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K, for the year ended June 30, 1988, (File No. 0-9996)).

4.2 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended June 30, 1991).

4.3 Specimen certificate representing the Company's Common stock (incorporated by reference to exhibit 3(a) to Amendment No. 2 to the Company's Registration Statement on Form S-18, File No. 2-71333C, filed May 14, 1981).

5.1        Opinion of Dorsey & Whitney LLP regarding legality of securities.

23.1       Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

23.2       Consent of Deloitte & Touche LLP